UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 14, 2011
CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-52566 (Commission File Number)	73-1721791 (I.R.S. Employer Identification Number)
1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
SIGNATURE

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On June 14, 2011, our wholly-owned subsidiary sold 15172 Goldenwest Circle (the “Facility”), to the Westminster Redevelopment Agency, a non-related party, for a purchase price of approximately $9.4 million. The Facility, located in Westminster, CA, is a 102,200 square foot industrial building situated on 5.4 acres of land. The proceeds from the sale will be used to pay down a portion of the credit facility with HSH Nordbank AG, New York Branch as well as for general corporate uses.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC
Dated: June 20, 2011	By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer